Exhibit 99.1

RESOLUTE ENERGY CORPORATION ANNOUNCES EXCHANGE OFFER

DENVER, CO – June 5, 2017 – Resolute Energy Corporation (the “Company” or “Resolute”) (NYSE: REN) announced today that it has commenced a registered exchange offer (the “Exchange Offer”) to exchange up to $125,000,000 aggregate principal amount of its 8.50% Senior Notes due 2020 which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for up to $125,000,000 of its outstanding unregistered 8.50% Senior Notes due 2020, which were issued on May 12, 2017 (the “Old Notes”).

The sole purpose of the Exchange Offer is to fulfill the Company’s obligations pursuant to a registration rights agreement entered into by the Company in connection with the sale of the Old Notes. Under that agreement, the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement relating to the Exchange Offer whereby Exchange Notes, containing substantially identical terms to the Old Notes, would be offered in exchange for Old Notes that are validly tendered by the holders of those notes.  After consummation of the Exchange Offer, but not before, the Exchange Notes will be fungible with, and have the same CUSIP or ISIN numbers as, the Company’s existing 8.50% Senior Notes due 2020 previously issued in an offering registered under the Securities Act of 1933, as amended.

The Exchange Offer will expire at 5:00 p.m., Eastern Time, on July 3, 2017, unless extended (such time and date, as the same may be extended, the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date by following the procedures set forth in the prospectus pertaining to the Exchange Offer (the “Exchange Offer Prospectus”). The terms of the Exchange Offer are contained in the Exchange Offer Prospectus and related letter of transmittal. The Company has retained Delaware Trust Company to act as exchange agent for the Exchange Offer.

Requests for assistance or for copies of the Exchange Offer Prospectus and the related letter of transmittal should be directed to:

Delaware Trust Company
c/o Corporation Service Company
2711 Centerville Road
Wilmington, Delaware 19808
Fax: 302-636-8666
Phone: 877-374-6010

This press release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the Exchange Notes. The Exchange Offer is made solely pursuant to the Exchange Offer Prospectus, including any supplements thereto. The Exchange Offer is not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition and development of unconventional oil and gas properties in the Delaware Basin portion of the Permian Basin of west Texas. Resolute also operates Aneth Field, located in the Paradox Basin in Utah. The Company's common stock is traded on the NYSE under the ticker symbol “REN.”

Forward-Looking Statements

This press release contains forward-looking statements including those regarding the timing of the Exchange Offer. The word “will” and similar expressions are intended to identify the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control, and important factors could cause the Company’s actual results to differ materially from those in the forward-looking statements. For additional information on factors that could affect the forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in the Company’s filings with the SEC, including its Registration Statement on Form S-4. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based, except as required by applicable law or regulation.

Contact:

HB Juengling

Vice President - Investor Relations

Resolute Energy Corporation

303-534-4600, extension 1555

hbjuengling@resoluteenergy.com